UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 20, 2024

Knife River Corporation
(Exact name of registrant as specified in its charter)

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)
Delaware	1-41642	92-1008893

1150 West Century Avenue
P.O. Box 5568
Bismarck, North Dakota 58506-5568
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code (701) 530-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol(s))	(Name of each exchange on which registered)
Common Stock, $0.01 par value	KNF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 20, 2024, KRC Holdings, Inc. (“Buyer”), a Delaware corporation and an indirect subsidiary of Knife River Corporation, a Delaware corporation (the “Company”), entered into an Asset and Equity Purchase Agreement (the “Purchase Agreement”) by and among Buyer and (i) Strata Corporation, a North Dakota corporation (“Strata”), (ii) Glacier Resources, Ltd., a North Dakota corporation (“Glacier Resources” and, together with Strata, the “Acquired Companies”), (iii) the equity holders of the Acquired Companies (such equity holders together with a new corporation to be formed in connection with certain pre-closing restructuring activities, the “Equity Sellers”), (iv) Landmark Investments, L.L.C., a North Dakota limited liability company (“Asset Seller” and, together with the Equity Sellers, the “Sellers”), (v) the current equity holders of Asset Seller (the “Asset Seller Owners”), (vi) each of the ultimate beneficiaries of Equity Sellers that are trusts (together with the Sellers and the Asset Seller Owners, the “Seller Group Members”), and (vii) a representative of the Seller Group Members (“Sellers’ Representative”), whereby Buyer (or its designee) will acquire (a) 100% of the issued and outstanding equity interests of Strata, (b) 100% of the issued and outstanding equity interests of Glacier Resources and (c) certain assets of the Asset Seller (the “Acquisition”) for $454.0 million in cash, subject to customary purchase price adjustments pursuant to the terms and subject to the conditions set forth in the Purchase Agreement. Buyer expects to use cash on hand and proceeds from the issuance of long-term debt to finance the Acquisition.

The obligation of the parties to consummate the Acquisition is subject to the satisfaction or waiver of certain customary closing conditions, including, among others (i) the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (as amended) (the “HSR Act”) and the receipt of all consents, clearances, waivers, approvals, or authorizations under any other antitrust law; (ii) the accuracy of representations and warranties made by the Seller Group Members and the Buyer in all material respects, subject to certain exceptions; and (iii) compliance by the Seller Group Members, Sellers’ Representative, the Acquired Companies and the Buyer in all material respects with their respective obligations under the Purchase Agreement. The obligations of Buyer to consummate the Acquisition are also subject to there not having occurred since the date of the Purchase Agreement a Material Adverse Effect (as defined in the Purchase Agreement) with respect to any Acquired Company, Asset Seller or the Business (as defined in the Purchase Agreement).

The Seller Group Members and the Buyer each made customary representations and warranties and agreed to certain customary covenants in the Purchase Agreement, including, among others, a covenant by the Seller Group Members, subject to certain exceptions, to operate the Acquired Entities (as defined in the Purchase Agreement) and Asset Seller and conduct the Business in the ordinary course of business and in a manner in compliance with applicable laws, to use commercially reasonable efforts to preserve the current business organization and existing business relationships of the Acquired Entities and Asset Seller (including with employees, contractors, customers, suppliers, vendors and other business relationships), and to maintain the assets of the Acquired Entities and Asset Seller in substantially the condition currently existing, normal wear and tear excepted.

The Seller Group Members and the Buyer have each agreed to use commercially reasonable efforts (or such higher standard as may be expressly applicable) to consummate and make effective the transactions contemplated by the Purchase Agreement as promptly as practicable. Additionally, the parties have agreed to use reasonable best efforts to make such filings as are required under the HSR Act and other antitrust laws and to take action to avoid or eliminate impediments under the HSR Act and other antitrust laws to allow the Closing to occur as soon as reasonably practicable, which includes the Buyer agreeing to divest or sell assets and take other actions in furtherance of the foregoing, subject to certain limitations specified in the Purchase Agreement.

The parties each have customary indemnification obligations, subject to certain customary limitations.

Subject to certain exceptions, each Seller Group Member and Acquired Company, agreed not to (i) solicit, continue, institute, pursue or enter into any discussions, negotiations or agreements of any kind with any other person concerning any issuance or sale of equity interests of any Acquired Company or Asset Seller, joint venture, merger, acquisition, purchase or sale of a material portion of the assets of the Business or any Acquired Entity or Asset Seller or of any of the equity interests of any Acquired Entity or Asset Seller, or other business combination or change in control of any Acquired Entity or Asset Seller or (ii) initiate, engage in or participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in any effort or attempt by any third party to do or seek any of the foregoing.

The Purchase Agreement contains certain customary termination rights for the parties, including, among others, if the Acquisition has not been consummated on or before the date that is nine months after the date on which the notifications pursuant to the HSR Act with respect to the transactions contemplated by the Purchase Agreement are filed (the “Outside Date”), subject to extension by Buyer until the date that is three months after the Outside Date and thereafter subject to extension upon mutual agreement in order to obtain required regulatory approvals under the HSR Act. If the Purchase Agreement is terminated by (i) Buyer because the Acquisition is not consummated prior to Outside Date (as the same may be extended) or (ii) either party in the event a court of competent jurisdiction or other government shall have issued an Order (as defined in the Purchase Agreement) or taken any other action (which Order or other action the parties shall use reasonable best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Purchase Agreement and such Order or other action shall have become final and nonappealable, then Buyer shall pay a termination fee in the amount of $15.0 million as the sole and exclusive remedy of the Seller Group Members.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1, and is incorporated herein by reference.

A copy of the Purchase Agreement and the foregoing description of the Purchase Agreement have been included to provide investors and securityholders with information regarding its terms. It is not intended to provide any other factual information about Buyer, the Seller Group Members, the Acquired Entities or the Asset Seller, the Business or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made by the parties thereto only for purposes of the Purchase Agreement and as of specific dates; were made solely for the benefit of the parties to the Purchase Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement (such disclosures include information that has been included in the Company’s public disclosures, as well as additional non-public information); may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from what might be viewed as material to stockholders. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number    Description

2.1*+    Asset and Equity Purchase Agreement, dated December 20, 2024, by and among Strata Corporation, Glacier Resources, Ltd., the equityholders of Strata Corporation and Glacier Resources Ltd., Landmark Investments, L.L.C., the current equity holders of Landmark Investments, L.L.C., the beneficiaries of certain trusts, the sellers' representative, and KRC Holdings, Inc.

104                Cover Page Interactive Data File (embedded within the Inline XBRL document).

*    Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request; provided that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 as amended.

+    The Company has omitted portions of the referenced exhibit pursuant to Item 601(b)(2) of Regulation S-K under the Securities Act of 1933, as amended, because such portions (a) are not material and (b) are the type of information that the Company both customarily and actually treats as private and confidential.

FORWARD-LOOKING STATEMENTS

The information in this report includes certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including the key growth strategies, projections and certain assumptions for the Company and its subsidiaries, including with respect to the consummation of the Acquisition and the timing and benefits thereof. Although the Company believes that its expectations are expressed in good faith and based on reasonable assumptions, there is no assurance the Company’s projections or estimates for growth, shareholder value creation, long-term goals, other proposed strategies or statements related to the Acquisition will be achieved. For a discussion of important factors that could cause actual results to differ materially from those expressed in the forward-looking statements, refer to Item 1A-Risk Factors in Knife River Corporation’s Form 10-K and subsequent filings with the SEC; and the following: (i) the occurrence of any event, change, or other circumstance that could give rise to the right to terminate the Purchase Agreement; (ii) potential litigation relating to the Acquisition that could be instituted against the parties to the Purchase Agreement or their respective directors or officers, including the effects of any outcomes related thereto; (iii) the possibility that the Acquisition does not close when expected or at all because required regulatory, or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; (iv) the potential for regulatory authorities to require divestitures, behavioral remedies or other concessions in order to obtain their approval of the proposed Acquisition; (v) reputational risk and potential adverse reactions of customers, employees or other business partners and the businesses generally, including those resulting from the announcement of the Acquisition; (vi) the risk that any announcements relating to the Acquisition could have adverse effects on the market price of the Company’s common stock; (vii) significant transaction costs associated with the Acquisition; (viii) the diversion of management’s attention and time from ongoing business operations and opportunities on Acquisition-related matters; and (ix) the effect of the announcement of the proposed Acquisition on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers, operating results and business generally.

Changes in such assumptions and factors could cause actual future results to differ materially from those expressed in the forward-looking statements. All forward-looking statements in this report are expressly qualified by such cautionary statements and by reference to the underlying assumptions. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Except as required by law, the Company does not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knife River Corporation

Date: December 23, 2024	By /s/ Karl A. Liepitz
Karl A. Liepitz
Vice President, Chief Legal Officer and Secretary
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